UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 18, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2020, Success Entertainment Group International, Inc., a Nevada corporation ( the “ Company”) completed execution of a Securities Exchange Agreement with Power Up Lending group LTD., a Virginia corporation (“Buyer”).

Upon the terms and conditions set forth in this Agreement, Buyer desires to purchase and the Company desires to issue and sell a convertible note (form attached hereto as Exhibit A) in the aggregate principal amount of $103,000.00 (together with any note(s) issued in replacement thereof or as dividend thereon or otherwise with respect in accordance with the terms thereof, the “Note”), convertible into shares of common stock $.001 par value per share , of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note with additional financing of upon to $975,000.00 in the aggregate during the term of the note subject to further agreement between the Company and the Buyer.

For value received, the Company (the “Borrower”) promises to pay to the order of the Buyer (the “Holder”) the sum of $103,000.00 together with any interest as set forth herein, on May 4, 2021 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twelve (12%)(the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this note which is not paid when due shall bear interest at a rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall be computed on the basis of 365 day year and payable until the Note becomes payable (whether at Maturity Date or upon acceleration or by prepayment). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”).

The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Stock Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2020	By:	/s/ William Robinson
Chairman/CEO

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